UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2013 (May 10, 2013)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 484-2400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On May 10, 2013, Magellan Petroleum Corporation (the "Company") entered into a Series A Convertible Preferred Stock Purchase Agreement (the "Series A Purchase Agreement") with One Stone Holdings II LP ("One Stone"), an affiliate of One Stone Energy Partners, L.P., a New York based private equity firm focused on investments in the oil and gas industry. Pursuant to the terms of the Series A Purchase Agreement, upon the fulfillment of certain customary closing conditions, the Company will issue and sell to One Stone 19,239,734 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), at a purchase price of $1.22 per share (the "Purchase Price"), for aggregate proceeds of approximately $23.5 million. Subject to certain conditions, each share of Series A Preferred Stock and any related unpaid accumulated dividends will be convertible into one share of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at an initial conversion price of $1.22 per share (the "Conversion Price").
The Company will receive the proceeds of this transaction upon the closing of the Series A Purchase Agreement (with the date of such closing referred to herein as the "Closing Date"), which is expected to occur on or before May 22, 2013, subject to the satisfaction of certain customary closing conditions.
In order to comply with NASDAQ Stock Market listing rules, the conversion and voting rights of the Series A Preferred Stock discussed below will be limited until shareholder approval of the Proposal (as defined below) is obtained. Under such limitations, the shares of Series A Preferred Stock will be convertible into an aggregate number of shares of Common Stock not to exceed 19.99% of the outstanding shares of Common Stock (calculated immediately prior to the Closing Date) (the "Conversion Cap"), and the aggregate voting power of the Series A Preferred Stock (together with any shares of Common Stock held by the holders of Series A Preferred Stock), will not be greater than 19.99% of the aggregate voting power of the then outstanding shares of Common Stock (calculated immediately prior to the Closing Date) (the "Voting Cap").
Within 90 days of the Closing Date, the Company will cause the holders of its Common Stock to consider approval of (i) the full convertibility of shares of Series A Preferred Stock into shares of Common Stock, and (ii) the full voting power of shares of Series A Preferred Stock (clauses (i) and (ii) collectively, the "Proposal"). If a majority of the holders of Common Stock do not approve the Proposal, then the Company will be obligated, until the Proposal is approved, to (i) seek a vote on the Proposal at the next annual meeting of Common Stock holders, (ii) convene another meeting of its Common Stock holders no more than 180 days thereafter, and (iii) seek a vote on the Proposal at the next annual meeting of Common Stock holders thereafter.
The Series A Purchase Agreement also includes the following key terms:

•
Dividends. Holders of Series A Preferred Stock will be entitled to a dividend equivalent to 7.0% per annum on the face value, which will be the Purchase Price plus any accumulated unpaid dividends, payable quarterly in arrears. Dividends will generally be payable in cash or in kind (in the form of additional shares of Series A Preferred Stock), at the Company's option.

•
Conversion. Each share of Series A Preferred Stock will be convertible at any time, at One Stone's option, into one share of Common Stock, subject to the Conversion Cap prior to the approval of the Proposal by the Common Stock shareholders. The Series A Preferred Stock is entitled to customary anti-dilution protections.

•
Voting. The Series A Preferred Stock will be entitled to vote on an as-converted basis with the Common Stock, subject to the Voting Cap prior to the approval of the Proposal by the Common Stock shareholders.

•	Forced Conversion. At any time after the third anniversary of the Closing Date, the Company will have the right to cause One Stone to convert all, but not less than all, of the shares of Series

A Preferred Stock into shares of Common Stock, if, among other conditions: (i) the per share price of Common Stock equals or exceeds 200% of the Conversion Price for a period of 20 out of 30 consecutive trading days, (ii) the average daily trading volume of shares of Common Stock exceeds an amount equal to the number of shares of Common Stock issuable upon the conversion of all outstanding shares of Series A Preferred Stock divided by 45, and (iii) the resale of shares of Common Stock is covered by an effective shelf registration statement, or such shares can be sold under Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act").

•
Redemption. At any time after the third anniversary of the Closing Date, and upon 30 days prior written notice, the Company may elect to redeem all, but not less than all, shares of Series A Preferred Stock for an amount equal to the greater of (i) the closing sale price of the Common Stock on the date the Company delivers such notice multiplied by the number of shares of Common Stock issuable upon conversion of the outstanding Series A Preferred Stock, and (ii) a cash payment that, when considering all cash dividends already paid, allows One Stone to achieve a 20% annualized internal rate of return on the then outstanding Series A Preferred Stock. One Stone will have the right to convert the Series A Preferred Stock into shares of Common Stock at any time prior to the close of business on the redemption date.

•
Change in Control. In the event of a Change in Control (as defined) of the Company, holders of Series A Preferred Stock will have the option to (i) convert Series A Preferred Stock into Common Stock immediately prior to the Change in Control, (ii) in certain circumstances, receive stock or securities in the acquirer of the Company having substantially identical terms as those of the Series A Preferred Stock, or (iii) receive a cash payment that, when considering all cash dividends already paid, allows One Stone to achieve a 20% annualized internal rate of return on the then outstanding Series A Preferred Stock.

•
Liquidation. Upon a liquidation event, holders of Series A Preferred Stock will be entitled to a non-participating liquidation preference per share of Series A Preferred Stock equal to (i) 115% of the Purchase Price until the second anniversary of the issuance of Series A Preferred Stock, (ii) 110% of the Purchase Price after the second anniversary of issuance until the third anniversary of issuance, (iii) 105% of the Purchase Price after the third anniversary of issuance until the fourth anniversary of issuance, and (iv) thereafter, at the Purchase Price.

•	Ranking. Series A Preferred Stock will rank senior to Common Stock with respect to dividend rights and rights on liquidation, winding up, and dissolution.

•
Board Representation. For so long as One Stone owns at least 15% or 10% of the fully diluted shares of Common Stock (assuming full conversion of the Series A Preferred Stock), One Stone will have the right to appoint two members or one member, respectively, to the Company's Board of Directors (the "Board"). These directors will not be subject to director elections by the holders of Common Stock at the Company's annual meetings of shareholders.

•
Minority Veto Rights. For so long as One Stone owns at least 10% of the fully diluted Common Stock (assuming full conversion of the Series A Preferred Stock), One Stone will hold veto rights with respect to (i) capital expenditures greater than $15.0 million that are not provided for in the then-current annual budget; (ii) certain related-party transactions; (iii) changes to the Company's principal line of business; and (iv) an increase in the size of the Board to a number greater than 12.

•
Standstill. For a period of two years following the date of the Series A Purchase Agreement, One Stone is prohibited from (i) acquiring direct or beneficial control of any additional equity securities of the Company or any rights thereto; (ii) participating in or forming any voting group or voting trust with respect to any voting securities of the Company; and (iii) seeking to influence, modify, or control management, the Board, or any business, policies, or actions of the Company. Until such time as One Stone no longer holds any Series A Preferred Stock, One

Stone is prohibited from engaging, directly or indirectly, in any short selling of the Common Stock.

•
Registration Rights. One Stone will be entitled to resale registration rights with respect to the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, pursuant to a Registration Rights Agreement to be executed on the Closing Date.

The foregoing description of the Series A Purchase Agreement does not purport to be complete and is qualified in its entirety by the complete Series A Purchase Agreement, and the related forms of Certificate of Designations of Series A Convertible Preferred Stock and Registration Rights Agreement under the Series A Purchase Agreement, which are attached to this report as Exhibits 10.1, 3.1, and 4.1, respectively, and are incorporated herein by reference.

Item 3.02    Unregistered Sale of Equity Securities.
The information under Item 1.01 of this report is incorporated by reference into this Item 3.02. The Series A Preferred Stock will be issued pursuant to the private placement exemption from registration under Section 4(a)(2) of the Securities Act. The facts relied upon to make such exemption available include that the private placement will be with a single purchaser that has represented that it is an "accredited investor" within the meaning of Rule 501 under the Securities Act, and the securities will be restricted from transfer except pursuant to an effective registration statement under the Securities Act or an available exemption from such registration.

Item 3.03    Material Modification to Rights of Security Holders.
The information under Items 1.01 and 5.03 of this report is incorporated by reference into this Item 3.03.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information regarding One Stone's Board representation rights set forth under Item 1.01 of this report is incorporated by reference into this Item 5.02.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information under Item 1.01 of this report is incorporated by reference into this Item 5.03. Upon the closing of the Series A Purchase Agreement, the Company will file with the Delaware Secretary of State a Certificate of Designations of Series A Convertible Preferred Stock, in the form attached hereto as Exhibit 3.1, which will designate the Series A Preferred Stock and the rights, preferences, privileges, and limitations thereof. In addition, effective upon the closing of the Series A Purchase Agreement, the Company will amend Article III, Section 1(a) of the By-Laws of the Company by the addition of the following at the end thereof: "Notwithstanding the foregoing, Directors elected by holders of Preferred Stock shall not be assigned to classes, but shall be subject to election and removal, and shall have terms of office, as specified in the Certificate of Incorporation, including any relevant Certificate of Designations relating to such Preferred Stock."

Item 7.01    Regulation FD Disclosure.
On May 13, 2013, the Company issued a press release announcing the Series A Purchase Agreement. A copy of that press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.
The above information (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01    Other Events.
This report contains or incorporates forward looking statements that involve risks and uncertainties. The words "expect," "will," and similar expressions are intended to identify forward looking statements. No assurance can be given that the results expressed or implied in any forward looking statements will be achieved, and actual results could be affected by one or more risks and uncertainties, which could cause them to differ materially. Among these risks and uncertainties are: (i) risks regarding the completion of the Series A Purchase Agreement, subsequent shareholder approval as specified in the Series A Purchase Agreement, and whether the Company will realize the expected benefits from the Series A Purchase Agreement; (ii) whether CO2 enhanced oil recovery initiatives and other drilling at the Company's properties in the Poplar field in Montana will result in increased production and cash generation and/or will otherwise successfully assist in the development of Poplar; (iii) fluctuations in oil and gas prices; and (iv) other risks and uncertainties set forth in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2012 and subsequent Quarterly Reports on Form 10-Q. Forward looking statements in this report speak only as of the date of this report, and the Company undertakes no obligation to update or revise such statements except as required by securities laws.
The Series A Purchase Agreement is not intended to be, and should not be relied upon as, including disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The Series A Purchase Agreement contains representations and warranties by the Company and One Stone, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Series A Purchase Agreement were made solely for the benefit of the parties to the agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts; and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed or furnished as part of this report:
Exhibit
No.                        Description

3.1*	Form of Certificate of Designations of Series A Convertible Preferred Stock of Magellan Petroleum Corporation

4.1*	Form of Registration Rights Agreement between Magellan Petroleum Corporation and One Stone Holdings II LP

10.1*	Series A Convertible Preferred Stock Purchase Agreement dated May 10, 2013 between Magellan Petroleum Corporation and One Stone Holdings II LP

99.1**	Press Release of Magellan Petroleum Corporation dated May 13, 2013

* Filed herewith.
** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ J. Thomas Wilson
John Thomas Wilson, President and Chief Executive Officer
(as Principal Executive Officer)

May 13, 2013